UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐     Preliminary Proxy Statement

☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐     Definitive Proxy Statement

☒    Definitive Additional Materials

☐     Soliciting Material Pursuant to §240.14a-12

Allegion Public Limited Company
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐     Fee paid previously with preliminary materials.

☐     Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V68512-P26486 ALLEGION PLC BLOCK D IVEAGH COURT HARCOURT ROAD DUBLIN 2, D02 VH94, IRELAND ALLEGION PLC 2025 Annual General Meeting Vote by June 4, 2025 11:59 PM U.S. ET You invested in ALLEGION PLC and it’s time to vote! You have the right to vote on proposals being presented at the Annual General Meeting of Shareholders. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on June 5, 2025 for holders of ordinary shares as of April 10, 2025. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 22, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote in Person at the Meeting* June 5, 2025 4:30 PM LOCAL TIME Merrion Hotel Merrion Street Upper Dublin 2, Ireland

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V68513-P26486 Voting Items Board Recommends THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming annual general meeting. Please follow the instructions on the reverse side to vote these important matters. 1. Election of Directors Nominees: 1a. Susan L. Main For 1b. Steven C. Mizell For 1c. Nicole Parent Haughey For 1d. Lauren B. Peters For 1e. Ellen Rubin For 1f. Gregg C. Sengstack For 1g. John H. Stone For 1h. Dev Vardhan For 2. Approve the compensation of our named executive officers on an advisory (non-binding) basis. For 3. Ratify the appointment of PricewaterhouseCoopers as independent registered public accounting firm and authorize the Audit and Finance Committee of the Company’s Board of Directors to set the independent registered public accounting firm’s remuneration for the fiscal year ending December 31, 2025. For 4. Renew the Board of Directors’ authority to issue shares under Irish law. For 5. Renew the Board of Directors’ authority to issue shares for cash without first offering shares to existing shareholders (Special Resolution under Irish law). For NOTE: Such other business as may properly come before the meeting or any adjournment thereof.